UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2005

KCS Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-13781 (Commission File Number)	22-2889587 (IRS Employer Identification No.)

5555 San Felipe Road, Suite 1200 Houston, Texas (Address of principal executive offices)	77056 (Zip Code)

Registrant’s telephone number, including area code: (713) 877-8006

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
First Supplemental Indenture dated 4/8/2005
Purchase Agreement dated 4/5/2005
Registration Rights Agreement dated 4/8/2005
Press Release dated April 8, 2005

Item 1.01 Entry into a Material Definitive Agreement.

     Purchase Agreement. On April 5, 2005, KCS Energy, Inc. (“KCS”), along with is subsidiaries, KCS Resources, Inc. (“KCS Resources”), Medallion California Properties Company (“MCPC”), KCS Energy Services, Inc. (“KCS Services”) and Proliq, Inc. (“Proliq,” together with KCS Resources, MCPC and KCS Services, the “Guarantors”), entered into a Purchase Agreement (the “Purchase Agreement”) with Credit Suisse First Boston LLC, acting on behalf of itself and as the representative of J.P. Morgan Securities Inc., Harris Nesbitt Corp., BNP Paribas Securities Corp. and Greenwich Capital Markets, Inc. (collectively, the “Initial Purchasers”), to sell $100.0 million aggregate principal amount of 7 1/8 Senior Notes due 2012 (the “Notes”) in accordance with a private placement conducted pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Private Placement”). The Notes were issued at 100.625% of the face amount and pursuant to the Purchase Agreement KCS agreed to sell the Notes to the Initial Purchasers at a purchase price of 98.6125% of the principal amount thereof plus accrued interest from April 1, 2005 to April 8, 2005. The material terms of the Notes are described below in Item 2.03.

     The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby KCS and the Guarantors, on the one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities. In addition, the Purchase Agreement contemplates the execution of a registration rights agreement (as discussed below).

     Registration Rights Agreement. On April 8, 2005, KCS and the Guarantors entered into a Registration Rights Agreement with the Initial Purchasers providing the holders of the Notes certain rights relating to registration of the Notes under the Securities Act. Pursuant to the Registration Rights Agreement, KCS, at its own expense, will: (i) file a registration statement (the “Exchange Offer Registration Statement”) with the Securities and Exchange Commission (“SEC”) within 90 days after April 8, 2005 enabling the holders of the Notes to exchange the Notes (the “Registered Exchange Offer”) for publicly registered notes (“Exchange Notes”) with substantially identical terms (except that the Exchange Notes will not contain terms with respect to transfer restrictions); (2) use its reasonable best efforts to cause the Exchange Offer Registration Statement to become effective within 180 days after April 8, 2005; (3) offer the Exchange Notes in exchange for surrender of the Notes promptly following the effectiveness of the Exchange Offer Registration Statement; and (4) keep the Registered Exchange Offer open for not less than 20 business days (or longer, if required by applicable law) after the date notice of the Registered Exchange Offer is mailed to holders of the Notes. If KCS is unable to consummate a Registered Exchange Offer within 220 days of April 8, 2005 or for other reasons, it will, subject to certain exceptions, be required to file a shelf registration statement (a “Shelf Registration Statement”) with the SEC covering resales of the Notes or the Exchange Notes, as the case may be, and to obtain and maintain effectiveness of the Shelf Registration Statement for certain periods of time as set forth in the Registration Rights Agreement.

     If KCS fails to comply with certain obligations under the Registration Rights Agreement (each, a “Registration Default”), it will be required to pay additional cash interest on the Notes from and including the date on which such Registration Default occurs. The rate of additional interest will be 0.50% per year for the first 90-day period immediately following the occurrence of the Registration Default, and such rate will increase by an additional 0.50% per year with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum additional interest rate of 1.50% per year. Such additional interest will be in addition to any other interest payable from time to time with respect to the Notes and the Exchange Notes. KCS will not be required to pay additional interest for more than one Registration Default at any given time.

     The foregoing descriptions of the Purchase Agreement and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement and Registration Rights Agreement which are filed as Exhibit 10.1 and Exhibit 10.2 hereto, respectively, and are incorporated herein by reference.

     In addition to the Purchase Agreement and the Registration Rights Agreement, KCS is also a party to certain commodity price swap agreements with each of Bank of Montreal, BNP Paribas and JPMorgan Chase Bank, N.A., who are affiliates of certain of the Initial Purchasers. Further, affiliates of certain of the Initial Purchasers are lenders under KCS’ Second Amended and Restated Credit Agreement, as amended to date (the “bank credit facility”), and such affiliates receive customary fees and reimbursements of expenses and may in the future provide additional services.

     First Supplemental Indenture. On April 8, 2005, KCS and the Guarantors entered into a First Supplemental Indenture, dated as of April 8, 2005 (the “Supplemental Indenture”), to the Indenture, dated as of April 1, 2004 (the “Original Indenture,” together with the Supplemental Indenture, the “Indenture”), with U.S. Bank National Association, as Trustee. The Supplemental Indenture amended the Original Indenture to increase the series of Securities (as defined in the Indenture) established by the Indenture by the issuance of the Notes, which will form a single series with the Initial Securities (as defined below in Item 2.03) and be subject to, and be entitled to the benefits of, the Original Indenture. The material terms of the Notes issued under the Supplemental Indenture are described below in Item 2.03.

     The foregoing description of the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the Supplemental Indenture which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     The information set forth in Item 1.01 is incorporated herein by reference.

     On April 8, 2005, KCS consummated the Private Placement and issued the Notes to the Initial Purchasers. The Notes were issued at 100.625% of the face amount for gross proceeds of approximately $98.0 million, after deducting estimated expenses and the Initial Purchasers’ discounts. KCS intends to use the net proceeds of the Private Placement to finance the purchase price of its pending acquisition of oil and gas properties and related assets located primarily in its North Louisiana-East Texas core operating area and for general corporate purposes. If the pending acquisition is not consummated, KCS intends to use the net proceeds for general corporate purposes, including any future acquisitions.

     The Notes were issued as additional debt securities under the Indenture pursuant to which KCS previously issued $175.0 million aggregate principal amount of 7 1/8% Senior Notes due 2012 (the “Initial Securities”). The Notes constitute a single class of securities with the Initial Securities under the Indenture. The Notes initially will bear a separate CUSIP number from that for the Initial Securities until an exchange offer for the Notes has been consummated in accordance with the Registration Rights Agreement.

     The Notes bear interest at the rate of 7.125% per annum from April 1, 2005, payable semi-annually on April 1 and October 1 of each year, commencing October 1, 2005. Interest on the Notes will accrue from April 1, 2005, which is the most recent date to which interest on the Initial Securities has been paid. The Notes mature on April 1, 2012. The Notes are senior unsecured obligations of KCS and rank equally with all of its current and future senior indebtedness. The Notes will rank effectively subordinate to KCS’ secured debt to the extent of the collateral, including secured debt under its bank credit facility, and senior to any future subordinated indebtedness. The Notes are jointly and severally guaranteed on a senior unsecured basis by the Guarantors.

     On or before April 1, 2007, KCS may redeem up to 35% of the aggregate principal amount of the Notes (including the Initial Securities) with the net cash proceeds of certain equity offerings at a redemption price of 107.125% of the principal amount thereof plus accrued interest and unpaid interest to the redemption date provided that: (i) at least 65% in aggregate principal amount of the Notes (including the Initial Securities) originally issued under the Indenture remain outstanding immediately after the occurrence of such redemption (excluding Notes and Initial Securities held by KCS and its subsidiaries); and (ii) each such redemption must occur within 90 days of the date of the closing of the related equity offering. On or after April 1, 2008, KCS may redeem some or all of the Notes (including the Initial Securities) at any time. If any of the Notes (including the Initial Securities) are redeemed during any 12-month period beginning on April 1 of the year indicated below, KCS must pay the following redemption prices (expressed as percentages of principal amount) plus accrued and unpaid interest thereon, if any, to the applicable redemption date:

Year	Percentage
2008	103.563%
2009	101.781%
2010 and thereafter	100.000%

     KCS may be required to offer to purchasers of the Notes (including the Initial Securities) the repurchase of the Notes (including the Initial Securities) at a purchase price of 101% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date, in the event of a change of control (as defined in the Indenture). Additionally, KCS may be required to offer to all holders of the Notes (including the Initial Securities) the repurchase of the Notes (including the Initial Securities) and to the extent required by the terms thereof, all holders of other indebtedness (as defined in the Indenture) that is pari passu with the Notes (including the Initial Securities) at a purchase price of 100% of the principal amount (or accreted value in the case of any such other pari passu indebtedness issued with a significant original issue discount) plus accrued and unpaid interest, if any, to the date of purchase, in the event net proceeds (as defined in the Indenture) from assets sales (as defined in the Indenture) are not applied as required by the Indenture.

     The Indenture governing the Notes (and the Initial Securities) contains covenants that, among other things, restrict or limit the ability of KCS and the Guarantors to: (i) borrow money; (ii) pay dividends on stock; (iii) purchase or redeem stock or subordinated indebtedness; (iv) make investments; (v) create liens; (vi) enter into transactions with affiliates; (vii) sell assets; and (viii) merge with or into other companies or transfer all or substantially all of KCS’ assets.

     As previously reported in KCS’ current report on Form 8-K filed on April 5, 2005, KCS recently entered into a fourth amendment to its bank credit facility (the “Fourth Amendment”). Pursuant to the Fourth Amendment, the borrowing base under the bank credit facility will automatically be reduced by an amount equal to a specified percentage of the net proceeds from the issuance of any additional indebtedness that is not applied to refinance existing indebtedness. As a result of the Private Placement, the borrowing base under KCS’ bank credit facility was automatically reduced by approximately $20.0 million to approximately $165.0 million.

Item 8.01 Other Events.

     On April 8, 2005, KCS issued a press release announcing the closing of the Private Placement. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit 4.1
First Supplemental Indenture, dated as of April 8, 2005, to Indenture, dated as of April 1, 2004, among KCS Energy, Inc., KCS Resources, Inc., Medallion California Properties Company, KCS Energy Services, Inc., Proliq, Inc. and U.S. Bank National Association, as trustee.

	Exhibit 4.2	Form of 7 1/8% Senior Note due 2012 (incorporated by reference to Exhibit 4.1 to Form 10-Q (File No. 001-13781) filed with the SEC on May 10, 2004).

Exhibit 10.1
Purchase Agreement, dated April 5, 2005, among KCS Energy, Inc., KCS Resources, Inc., Medallion California Properties Company, KCS Energy Services, Inc., Proliq, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc., Harris Nesbitt Corp., BNP Paribas Securities Corp. and Greenwich Capital Markets, Inc.

Exhibit 10.2
Registration Rights Agreement, dated April 8, 2005, among KCS Energy, Inc., KCS Resources, Inc., Medallion California Properties Company, KCS Energy Services, Inc., Proliq, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc., Harris Nesbitt Corp., BNP Paribas Securities Corp. and Greenwich Capital Markets, Inc.

	Exhibit 99.1	KCS Energy, Inc. Press Release dated April 8, 2005 announcing the closing of the Private Placement.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KCS ENERGY, INC.
Date: April 11, 2005	/s/ Frederick Dwyer
Frederick Dwyer
Vice President, Controller and Secretary

EXHIBIT INDEX

Exhibit	Description
4.1
First Supplemental Indenture, dated as of April 8, 2005, to Indenture, dated as of April 1, 2004, among KCS Energy, Inc., KCS Resources, Inc., Medallion California Properties Company, KCS Energy Services, Inc., Proliq, Inc. and U.S. Bank National Association, as trustee.

4.2	Form of 7 1/8% Senior Note due 2012 (incorporated by reference to Exhibit 4.1 to Form 10-Q (File No. 001-13781) filed with the SEC on May 10, 2004).

10.1
Purchase Agreement, dated April 5, 2005, among KCS Energy, Inc., KCS Resources, Inc., Medallion California Properties Company, KCS Energy Services, Inc., Proliq, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc., Harris Nesbitt Corp., BNP Paribas Securities Corp. and Greenwich Capital Markets, Inc.

10.2
Registration Rights Agreement, dated April 8, 2005, among KCS Energy, Inc., KCS Resources, Inc., Medallion California Properties Company, KCS Energy Services, Inc., Proliq, Inc., Credit Suisse First Boston LLC, J.P. Morgan Securities Inc., Harris Nesbitt Corp., BNP Paribas Securities Corp. and Greenwich Capital Markets, Inc.

99.1	KCS Energy, Inc. Press Release dated April 8, 2005 announcing the closing of the Private Placement.